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                                  Exhibit 23.1


                      [Letterhead of Deloitte & Touche LLP]



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Good Guys, Inc. on Form S-8 of our report dated November 7, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Good Guys, Inc. for the year ended September 30, 1997.

/S/ Deloitte & Touche LLP
--------------------------
Deloitte & Touche LLP
San Francisco, California
November 18, 1998